Exhibit 10

Execution Copy

FIFTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into effective as of July 12, 2010, by and among ENSERCO ENERGY INC., a South Dakota corporation (the “Borrower”), BNP PARIBAS, a bank organized under the laws of France (“BNP”), Administrative Agent, Collateral Agent, Documentation Agent, as an Issuing Bank and a Bank, SOCIETE GENERALE, a bank organized under the laws of France (“SocGen”), as an Issuing Bank, a Bank and the Syndication Agent, and each of the other financial institutions which are parties hereto (collectively, the “Banks”).

WHEREAS, the Borrower, Agent and the Banks have entered into that certain Third Amended and Restated Credit Agreement, dated to be effective as of May 8, 2009, (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented, or otherwise modified, the “Credit Agreement”); and

WHEREAS, the Borrower and the Banks have agreed to make certain changes to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                       Defined Terms.  All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Credit Agreement.  Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.

2.                                       Amendments.

2.1                                 Section 7.02. of the Credit Agreement is amended as follows:

(a)                                  delete the word “and” at the end of subsection (j);

(b)                                 reletter present subsection (k) as subsection (l);

(c)                                  add new subsection (k) as follows:

“(k)                            as of the 15th and last day of each month, delivered within seven (7) days of the reporting date (or the next succeeding Business Day after such date in the event such date is not a Business Day), a forward coal position report, showing the mark to market coal position of the Borrower, in form and substance acceptable to the Agent; and”

2.2                                 Section 7.15 of the Credit Agreement is amended to read as follows:

“7.15                     Financial Covenants.  The Borrower shall at all times maintain, on a consolidated basis with its Subsidiaries:

(a)                                  Minimum Net Working Capital equal to the greater of (i) $50,000,000.00, or (ii) 25% of the then-elected Borrowing Base Sub-Cap, subject to adjustment as provided in Section 8.11(b).

(b)                                 Minimum Tangible Net Worth equal to the greater of (i) $50,000,000.00, or (ii) 25% of the then-elected Borrowing Base Sub-Cap, subject to adjustment as provided in Section 8.11(b).

(c)                                  A ratio to Total Liabilities to Tangible Net Worth not to exceed 5:1.

(d)                                 Minimum Realized Net Working Capital of $50,000,000.00.”

2.3                                 Section 8.11(a) of the Credit Agreement is amended to read as follows:

“(a)                            At no time will the Borrower allow the Net Fixed Price Volume of natural gas to exceed 3,000,000 MMBTUS, the Net Fixed Price Volume of crude oil and distillates for crude blending to exceed 50,000 bbls, the Net Fixed Price Volume of natural gas liquids to exceed 1,000,000 gallons or the Net Fixed Price Volume of coal to exceed:  (i) 2,250,000 tons during the period July 1, 2010 to July 31, 2010, and (ii) 2,000,000 tons on August 1, 2010 and thereafter.”

3.                                       Waiver.

(a)                                  The Borrower has advised the Banks that during the month of June, 2010, the Net Fixed Price Volume of coal exceeded the limitation of 1,000,000 tons provided for in Section 8.11(a) of the Credit Agreement.  The Borrower has requested that the Banks waive the requirement of Section 8.11(a) with respect to coal for the period June 1, 2010 through the Effective Date (the “Waiver Period”) and any violation of the Credit Agreement due to the Borrower’s exceeding such limitation during the Waiver Period.

(b)                                 The Banks hereby waive the requirement of Section 8.11(a) with respect to coal for the Waiver Period and any violation of the Credit Agreement due to the Borrower’s exceeding the limitation set forth in Section 8.11(a) as it relates to coal during the Waiver Period, provided that after giving effect to such waiver, as of the Effective Date of this Amendment, there shall exist no Default or Event of Default.

(c)                                  The waiver contained herein is granted to the extent and only to the extent specifically stated herein and for no other purpose or period and shall not be deemed to

2

(i) be a consent or agreement to, or waiver or modification of, any other terms or condition of the Credit Agreement, any other Loan Document, or any of the documents referred to therein, or (ii) except as expressly set forth herein, prejudice any right or rights which the Agent, the Issuing Banks, or the Banks may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document, or any of the documents referred to therein.  Granting the waiver set forth herein does not and should not be construed to be an assurance or promise that waivers or consents will be granted in the future, whether for the matters herein stated or on other unrelated matters.

4.                                       Effectiveness of Amendment.  This Amendment shall be effective (the “Effective Date”) upon:

(a)                                  Receipt by the Agent of a copy of this Amendment, duly executed by the Borrower and the Required Banks; and

(b)                                 Receipt by the Agent of all fees due and owing.

5.                                       Ratifications, Representations and Warranties.

(a)                                  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.  Borrower and the Banks agree that the Credit Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

(b)                                 To induce the Banks to enter into this Amendment, the Borrower ratifies and confirms that each representation and warranty set forth in the Credit Agreement is true and correct in all material respects as if such representations and warranties were made on the even date herewith (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date), in each case other than representations and warranties that are (x) subject to a materiality qualifier, in which case such representations and warranties shall be (or shall have been) true and correct and (y) modified by the updated disclosure schedules attached hereto, in which case such representations and warranties shall be true and correct as modified, and further represents and warrants (i) that there has occurred since the date of the last financial statements delivered to the Banks no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) that no Event of Default exists both before and after giving effect to this Amendment, and (iii) that the Borrower is fully authorized to enter into this Amendment.

6.                                       Benefits.  This Amendment shall be binding upon and inure to the benefit of the Banks and the Borrower, and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of the Banks, assign any rights, powers,

3

duties or obligations under this Amendment, the Credit Agreement or any of the other Loan Documents.

7.                                       Governing Law.  THIS AMEDMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW RULES OF THAT STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.                                       Invalid Provisions.  If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

9.                                       Entire Agreement.  THIS CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

10.                                 Reference to Credit Agreement.  The Credit Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

11.                                 Loan Document.  This Amendment shall be considered a Loan Document under the Credit Agreement.

12.                                 Counterparts.  This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

[The Remainder of this Page is Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ENSERCO ENERGY INC.,
a South Dakota corporation

By:	Garner M. Anderson
Name:	/s/ Garner M. Anderson
Title:	VP Treasurer & CRO

ACCEPTED AND AGREED:

ENSERCO MIDSTREAM, LLC,
a South Dakota limited liability company

By:	Garner M. Anderson
Name:	/s/ Garner M. Anderson
Title:	VP Treasurer & CRO

BNP PARIBAS,
as Agent

By:	/s/ Keith Cox
Name:	Keith Cox
Title:	Managing Director

By:	/s/ Christine Dirringer
Name:	Christine Dirringer
Title:	Director

BNP PARIBAS,
as a Bank and an Issuing Bank

By:	/s/ Keith Cox
Name:	Keith Cox
Title:	Managing Director

By:	/s/ Christine Dirringer
Name:	Christine Dirringer
Title:	Director

SOCIETE GENERALE,
as a Bank and an Issuing Bank

By:	/s/ Chung-Taek Oh
Name:	Chung-Taek Oh
Title:	Director

By:	/s/ Barbara Paulsen
Name:	Barbara Paulsen
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION,
as a Bank

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as a Bank

By:
Name:
Title:

RZB FINANCE LLC,
as a Bank

By:	/s/ Nancy Remini
Name:	Nancy Remini
Title:	Vice President

By:	/s/ Pearl Geffers
Name:	Pearl Geffers
Title:	First Vice President

COÖPERATIEVE CENTRAL RAIFFEISEN-BOERENLEENBANK B.A., “Rabobank Nederland,” NEW YORK BRANCH,
as a Bank

By:
Name:
Title:

By:
Name:
Title:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Bank

By:	Mark Lvoff
Name:	/s/ Mark Lvoff
Title:	Managing Director

By:	Michel Kermarrec
Name:	/s/ Michel Kermarrec
Title:	Vice President